UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2026
Date of Report (Date of earliest event reported)

THE HERSHEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue
Hershey, PA 17033
(Address of principal executive offices)
(Zip Code)

(717) 534-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2026, The Hershey Company (the “Company”) announced the appointment of Dave Hulays as the Company’s Senior Vice President, Chief Financial Officer. In this role, Mr. Hulays will oversee the Company’s global finance organization and serve as the Company’s principal financial officer.

Mr. Hulays, age 54, has served as the Company’s Senior Vice President, Finance since May 2025. In that role, he led finance across the Company’s business units and functions, including U.S. CMG, Salty Snacks, International, FP&A, Tax and Treasury. Prior to that, Mr. Hulays served as Vice President, Finance, CMG, International and Commercial from October 2024 to May 2025; Vice President, U.S., Growth, Corporate Finance and Transformation from November 2023 to October 2024; Vice President, Finance, U.S., Growth, Strategic Planning and Analysis from September 2019 to November 2023; and Vice President, Finance, U.S. and Growth from May 2017 to September 2019. Mr. Hulays has been with the Company since March 2012.

As a result of Mr. Hulays’s appointment, Steven E. Voskuil stepped down from his role as Senior Vice President, Chief Financial Officer, effective September 2, 2026. Mr. Voskuil will remain with the Company as Senior Vice President, Strategic Projects, and will focus on key Company initiatives and the transition of his responsibilities until his retirement from the Company in the first quarter of 2027.

In connection with his appointment, Mr. Hulays agreed to an offer letter with the Company (the “Offer Letter”), which provides for the following compensation arrangements:

•an annual base salary of $725,000;

•participation in the annual incentive program (“One Hershey Incentive Program”) of the Company’s Equity and Incentive Compensation Plan (“EICP), with a target 2026 annual incentive award opportunity equal to 85% of his base salary until the effective date of his appointment and 100% of his base salary thereafter; and

•participation in the long-term incentive program (“LTIP”) of the EICP at a target equal to $2 million.

The Offer Letter also provides that Mr. Hulays will participate in the Company’s Executive Benefits Protection Plan 3A, which generally provides two years of severance benefits upon a termination without cause or for good reason following a change in control, or eighteen months of severance benefits upon a termination without cause or for good reason not following a change in control. Mr. Hulays will also participate in the Company’s Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”), under which the Company will make an annual contribution equal to 12.5% of his base salary and One Hershey Incentive Program award. He will also be eligible to participate in other compensation programs available to the Company’s executive officers, including the Company’s retirement program, at levels consistent with those provided to all executive officers.

Additional information regarding the Company’s executive compensation programs, including information about the One Hershey Incentive Program, the EICP and the DC SERP, can be found in the Company’s 2026 proxy statement.

There is no arrangement or understanding between Mr. Hulays and any other person pursuant to which he was selected as an officer. Mr. Hulays has no family relationship with any director or executive officer of the Company or person nominated or chosen to become a director or executive officer of the Company, and there are no transactions involving Mr. Hulays that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 2, 2026, the Company issued a press release announcing the appointment of Mr. Hulays as Senior Vice President, Chief Financial Officer and the transition of Mr. Voskuil to Senior Vice President, Strategic Projects, each effective September 2, 2026. A copy of the press release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	99.1	Press Release dated September 2, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: September 2, 2026	By:	/s/ James Turoff
James Turoff Senior Vice President, General Counsel and Secretary